UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2009

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 000-53666

10575 N.114th Street, Suite 103
Scottsdale, AZ  85259
(Address of principal executive offices)

480.344.7755
(Registrant’s telephone number, including area code)

________________________________
(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

On August 24, 2009 On4 Communications, Inc. filed a Statement of Claim in the Court of Queen’s Bench of Alberta to initiate a lawsuit against DataTrail Inc.  In the Statement of Claim, On4 seeks the following from DataTrail:

•	judgment for debt in the amount of CDN$1,044,218;

•	interest on that amount pursuant to the terms of a Loan Agreement between On4 and DataTrail dated October 3, 2007;

•
an order for specific performance directing that DataTrail provide a Security Agreement to On4 pursuant to the terms of the Loan Agreement, and specifically in respect of certain intellectual property rights owned by DataTrail;

•	an interim and permanent injunction preventing DataTrail from dealing in any way with such intellectual property rights;

•	indemnity in respect of any amount On4 is ajudged to be liable for in an action instituted by the McCann Family Holding Corporation against On4 on October 30, 2008; and

•	costs.

A copy of the Loan Agreement is attached hereto as exhibit 10.1.

Exhibit 10.1	Loan Agreement between On4 Communications, Inc. and DataTrail Inc. dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2009	On4 Communications, Inc.
(Registrant)

By:	/s/ Penny Green
Penny Green
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary